Exhibit 99.2

THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES	(UNAUDITED)

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands, except per share amounts)

	May 1, 2010			May 2, 2009
		%			%
Thirteen weeks ended	Amount	Sales		Amount	Sales

Merchandise sales	$409,189	80.2		$398,177	80.2
Service revenue	100,844	19.8		98,311	19.8
Total revenues	510,033	100.0		496,488	100.0
Costs of merchandise sales	283,796	69.4		281,035	70.6
Costs of service revenue	88,642	87.9		85,852	87.3
Total costs of revenues	372,438	73.0		366,887	73.9
Gross profit from merchandise sales	125,393	30.6		117,142	29.4
Gross profit from service revenue	12,202	12.1		12,459	12.7
Total gross profit	137,595	27.0		129,601	26.1
Selling, general and administrative expenses	111,632	21.9		108,053	21.8
Net gain from dispositions of assets	45	—		3	—
Operating profit	26,008	5.1		21,551	4.3
Non-operating income	584	0.1		403	0.1
Interest expense	6,608	1.3		1,936	0.4
Earnings from continuing operations before income taxes	19,984	3.9		20,018	4.0
Income tax expense	7,824	39.2	(1)	8,955	44.7	(1)
Earnings from continuing operations	12,160	2.4		11,063	2.2
Loss from discontinued operations, net of tax	(210)	—		(154)	—
Net earnings	11,950	2.3		10,909	2.2
Retained earnings, beginning of period	374,836			358,670
Cash dividends	(1,579)			(1,575)
Shares issued and other	(756)			(122)
Retained earnings, end of period	$384,451			$367,882

Basic and diluted earnings per share:
Earnings from continuing operations	$0.23			$0.21
Discontinued operations, net of tax	—			—
Earnings per share	$0.23			$0.21

Cash dividends per share	$0.03			$0.03

(1) As a percentage of earnings from continuing operations before income taxes

THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES	(UNAUDITED)

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands)

	May 1, 2010	January 30, 2010	May 2, 2009

Assets
Current assets:
Cash and cash equivalents	$87,806	$39,326	$21,313
Accounts receivable, less allowance for uncollectible accounts of $1,752; $1,488 and $1,701	20,277	22,983	22,680
Merchandise inventories	561,351	559,118	556,564
Prepaid expenses	24,510	24,784	21,661
Other current assets	58,787	65,428	58,757
Assets held for disposal	2,490	4,438	11,004
Total current assets	755,221	716,077	691,979
Property and equipment - net	699,439	706,450	724,698
Deferred income taxes	57,440	58,171	77,606
Other long-term assets	17,541	18,388	17,477
Total assets	$1,529,641	$1,499,086	$1,511,760

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$218,472	$202,974	$193,894
Trade payable program liability	34,273	34,099	28,464
Accrued expenses	245,242	242,416	244,764
Deferred income taxes	33,082	29,984	38,540
Current maturities of long-term debt	1,079	1,079	1,150
Total current liabilities	532,148	510,552	506,812

Long-term debt less current maturities	305,931	306,201	332,848
Other long-term liabilities	74,250	73,933	70,745
Deferred gain from asset sales	162,328	165,105	167,984

Stockholders’ equity:
Common stock, par value $1 per share:
Authorized 500,000,000 shares; issued 68,557,041 shares	68,557	68,557	68,557
Additional paid-in capital	293,363	293,810	292,434
Retained earnings	384,451	374,836	367,882
Accumulated other comprehensive loss	(17,223)	(17,691)	(17,823)
Less cost of shares in treasury - 16,088,014 shares, 16,164,074 shares and 14,059,333 shares	274,164	276,217	218,415
Less cost of shares in benefits trust - 2,195,270 shares	—	—	59,264
Total stockholders’ equity	454,984	443,295	433,371
Total liabilities and stockholders’ equity	$1,529,641	$1,499,086	$1,511,760

THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES	(UNAUDITED)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollar amounts in thousands)

Thirteen weeks ended	May 1, 2010	May 2, 2009

Cash flows from operating activities:
Net earnings	$11,950	$10,909
Adjustments to reconcile net earnings to net cash provided by continuing operations:
Loss from discontinued operations, net of tax	210	154
Depreciation and amortization	18,214	17,373
Amortization of deferred gain from asset sales	(3,148)	(3,049)
Stock compensation expense	737	568
Gain on debt retirement	—	(6,248)
Deferred income taxes	3,552	2,646
Other	(117)	178
Changes in operating assets and liabilities:
Decrease in accounts receivable, prepaid expenses and other	10,581	14,603
(Increase) decrease in merchandise inventories	(2,233)	8,366
Increase (decrease) in accounts payable	15,498	(18,446)
Increase (decrease) in accrued expenses	3,231	(9,442)
Increase in other long-term liabilities	603	683
Net cash provided by continuing operations	59,078	18,295
Net cash used in discontinued operations	(324)	(318)
Net cash provided by operating activities	58,754	17,977

Cash flows from investing activities:
Cash paid for property and equipment	(12,511)	(5,718)
Proceeds from dispositions of assets	3,143	10
Other	(144)	—
Net cash used in continuing operations	(9,512)	(5,708)
Net cash provided by discontinued operations	569	1,758
Net cash used in investing activities	(8,943)	(3,950)

Cash flows from financing activities:
Borrowings under line of credit agreements	1,029	160,498
Payments under line of credit agreements	(1,029)	(158,522)
Borrowings on trade payable program liability	68,342	33,871
Payments on trade payable program liability	(68,168)	(37,337)
Debt payments	(270)	(11,110)
Dividends Paid	(1,579)	(1,575)
Other	344	129
Net cash used in financing activities	(1,331)	(14,046)
Net increase (decrease) in cash and cash equivalents	48,480	(19)
Cash and cash equivalents at beginning of period	39,326	21,332
Cash and cash equivalents at end of period	$87,806	$21,313

Supplemental cash flow information:
Cash paid for income taxes	$70	$831
Cash paid for interest	$2,616	$3,830
Accrued purchases of property and equipment	$1,302	$599

THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES

COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

(dollar amounts and shares in thousands, except per share amounts)

Thirteen weeks ended			May 1, 2010	May 2, 2009

(a)	Earnings from continuing operations		$12,160	$11,063
	Loss from discontinued operations, net of tax		(210)	(154)

	Net earnings		$11,950	$10,909

(b)	Basic average number of common shares outstanding during period		52,526	52,333

	Common shares assumed issued upon exercise of dilutive stock options, net of assumed repurchase, at the average market price		407	43

(c)	Diluted average number of common shares assumed outstanding during period		52,933	52,376

	Basic earnings per share:
	Earnings from continuing operations	(a) / (b)	$0.23	$0.21
	Discontinued operations, net of tax		—	—
	Basic earnings per share		$0.23	$0.21

	Diluted earnings per share:
	Earnings from continuing operations	(a) / (c)	$0.23	$0.21
	Discontinued operations, net of tax		—	—
	Diluted earnings per share		$0.23	$0.21

THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES

ADDITIONAL INFORMATION	(dollar amounts in thousands)

Thirteen weeks ended	May 1, 2010	May 2, 2009

Capital expenditures	$12,511	$5,718

Depreciation and amortization	$18,214	$17,373

Non-operating income:
Net rental revenue	$517	$302
Investment income	66	70
Other income	1	31

Total	$584	$403

Comparable sales percentages:
Merchandise	1.7%	-1.3%
Service	0.1%	3.8%
Total	1.4%	-0.3%

Total square feet of retail space (including service centers)	11,710,000	11,520,000

Total store count	590	563

Sales and gross profit by line of business (A):

Retail sales	$269,707	$264,411
Service center revenue	240,326	232,077
Total revenues	$510,033	$496,488

Gross profit from retail sales	$79,754	$73,555
Gross profit from service center revenue	57,841	56,046
Total gross profit	$137,595	$129,601

Comparable sales percentages (A):

Retail sales	1.8%	-3.3%
Service center revenue	0.9%	3.3%
Total revenues	1.4%	-0.3%

Gross profit percentage by line of business (A):

Gross profit percentage from retail sales	29.6%	27.8%
Gross profit percentage from service center revenue	24.1%	24.1%
Total gross profit percentage	27.0%	26.1%

(A) Retail sales include DIY and commercial sales. Service center revenue includes revenue from labor and installed parts and tires.